[Letterhead of Netherland, Sewell & Associates, Inc.]

EXHIBIT 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references in this Annual Report on Form 10-K of Marathon Oil Corporation ("the Company"), to our summary report on the estimated quantities of certain proved reserves of oil and gas and to such report and this consent being filed as exhibits to this Form 10‑K. We also consent to the incorporation by reference of such reports in the Registration Statements indicated below.

On Form S-3ASR:		Relating to:

Reg. No.	333-168171	Marathon Oil Corporation Debt Securities, Common Stock, Preferred Stock, Warrants, and Stock Purchase Contracts/Units
	333-180014	Dividend Reinvestment and Direct Stock Purchase Plan

On Form S-8:		Relating to:

Reg. No.	33-56828	Marathon Oil Company Thrift Plan
	333-29709	Marathon Oil Company Thrift Plan
	333-104910	Marathon Oil Corporation 2003 Incentive Compensation Plan
	333-143010	Marathon Oil Corporation 2007 Incentive Compensation Plan
	333-181301	Marathon Oil Corporation 2012 Incentive Compensation Plan

NETHERLAND, SEWELL & ASSOCIATES, INC.

/s/ Danny D. Simmons
By: ___________________________________
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas
February 26, 2014